Incorporated in the State of Nevada

No. 001

Shares

ENTEROLOGICS, INC.

Common Stock

THIS CERTIFIES THAT ______________________ is the owner of
______________________ Shares of the Capital Stock of

ENTEROLOGICS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of __________ A.D. __________

President

Secretary

SHARES $0.05 EACH